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                                      KSL RECREATION GROUP, INC.
                           CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         FOR THE YEARS ENDED OCTOBER 31, 1994, 1995, and 1996
                   AND THE SIX MONTHS ENDED APRIL 30, 1996 AND 1997 (UNAUDITED)
                                    (in thousands, except ratios)

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

                                                                                            Six Months Ended
                                                             Years Ended October 31,            April 30,
                                                         -------------------------------  --------------------
                                                           1994       1995       1996        1996      1997
                                                         --------   --------   ---------  --------- ----------
Earnings
    Income (loss) before income taxes and
      extraordinary items                                $ (5,527)  $(16,330)  $(12,871)   $  8,991  $ 15,229
    Minority interests in losses of subsidiaries             (458)      (201)       (58)        (78)     (182)
    Interest and amortization of debt issuance costs       17,784     23,945     28,768      13,068    15,850
                                                         --------  ---------   --------    --------  --------
     Total earnings                                      $ 11,799   $  7,414   $ 15,839    $ 21,981  $ 30,897
                                                         --------  ---------   --------    --------  --------
                                                         --------  ---------   --------    --------  --------

Fixed Charges
    Interest and amortization of debt issuance costs     $ 17,784   $ 23,945   $ 28,768    $ 13,068  $ 15,850
    Capitalized Interest                                       79      1,043        577         373       -
    Implicit rental interest expense                          -          -         -            -         -
                                                         --------  ---------   --------    --------  --------
         Total fixed charges                             $ 17,863   $ 24,988   $ 29,345    $ 13,441  $ 15,850
                                                         --------  ---------   --------    --------  --------
                                                         --------  ---------   --------    --------  --------

Ratio of earnings to fixed charges                            -          -          -          1.6x      1.9x
                                                         --------  ---------   --------    --------  --------
                                                         --------  ---------   --------    --------  --------
Excess of fixed charges over earnings                    $  6,064   $ 17,574   $ 13,506         -         -
                                                         --------  ---------   --------    --------  --------
                                                         --------  ---------   --------    --------  --------

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